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                                                                   EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 1996, included in the Proxy
Statement/Prospectus that is made a part of the Registration Statement
(Form S-4) of Emerson Electric Co. for the registration of shares of its common stock relating to the proposed merger of a wholly-owned subsidiary of Emerson Electric Co. with and into Lipe-Rollway Corporation.


Syracuse, New York                        /s/ Ernst & Young LLP
April 1, 1996                             Ernst & Young LLP